UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/28/2015

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-4887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Brian J. Walker has announced his resignation as Executive Vice President–Chief Financial Officer of UMB Financial Corporation (the “Company”) effective November 2, 2015. He is retaining the position of Chief Accounting Officer of the Company with a title of Senior Vice President.

Michael D. Hagedorn—who currently serves as Vice Chairman of the Company and President and Chief Executive Officer of UMB Bank, National Association—has been appointed Chief Financial Officer of the Company as well on an interim basis. Mr. Hagedorn previously served as the Company’s Chief Financial Officer from March 2005 to January 2014. The Company is conducting an executive search to identify a successor for the position of Chief Financial Officer.

Biographical, compensation, and other information about Mr. Hagedorn is set forth in (1) the Company’s Proxy Statement for its 2015 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2015, and (2) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 27, 2015. That information is incorporated here by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman and Chief Financial Officer

Date: November 2, 2015